Exhibit 10.11

                                 FIRST AMENDMENT
                                       TO
                              TIB BANK OF THE KEYS
                             SPLIT DOLLAR AGREEMENT

         THIS AMENDMENT is made and entered into this 16th day of December, 2003, by and between TIB BANK OF THE KEYS, a state-chartered commercial bank located in Key Largo, Florida (the "Company"), and ________ (the "Executive").

         The Company and the Executive executed the Split-Dollar Agreement on ___________ (the "Agreement").

         The Company and the Executive, in accordance with Article 7 of the Agreement, agree to eliminate all post-retirement split-dollar benefits by amending the Agreement as follows:

                             AMENDMENTS TO ARTICLE 1

         Section 1.5 of the Agreement on "Normal Retirement Age" shall be deleted in its entirety and replaced with nothing.

                             AMENDMENTS TO ARTICLE 2

         Section 2.2 of the Agreement shall be deleted in its entirety and replaced by section 2.2 below:

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of any remaining death proceeds of the Policy. The Executive shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Executive, the Executive's transferee or the Executive's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this section
2.2 upon the Executive's Termination of Service prior to a Change of Control.

         Section 2.4 of the Agreement on "Comparable Coverage" shall be deleted in its entirety and replaced by section 2.4 below:

         2.4 So long as this Agreement remains in force, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive's interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Company's creditors.

                             AMENDMENTS TO ARTICLE 7

          Article 7 shall be deleted in its entirety and replaced by Article 7 below:

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

       This Agreement may be amended or terminated by the Company at any time prior to a Change of Control. However, subsequent to a Change of Control, the Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

       IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

EXECUTIVE:                                      COMPANY:

                                                TIB BANK OF THE KEYS

_____________________________       BY___________________________________

                                    TITLE _______________________________